Exhibit 21

Avnet, Inc.

Foreign and Domestic Subsidiaries

Company Name	Jurisdiction
Abacus Electronics Holdings Ltd	England

Abacus Group Limited	England

Alpha 3 Manufacturing Ltd	England

Avnet (Asia Pacific Holdings) Limited	Hong Kong

Avnet (Australia) Pty. Ltd.	Australia

Avnet (Holdings) Ltd	United Kingdom

Avnet (NZ)	New Zealand

Avnet (Tianjin) Logistics Ltd.	China

Avnet Abacus Limited	Hong Kong

Avnet AG	Switzerland

Avnet Applied Computing European Services GmbH	Germany

Avnet Asia Pte Ltd	Singapore

Avnet ASIC Israel Ltd	Israel

Avnet Azure Sdn. Bhd.	Malaysia

Avnet B.V.	Netherlands

Avnet Beteiligungs-Verwaltungs GmbH	Germany

Avnet Components Israel Limited	Israel

Avnet de Mexico, S.A. de C.V.	Mexico

Avnet de Puerto Rico, Inc.	Puerto Rico

Avnet Delaware Holdings, Inc.	Delaware

Avnet Delaware LLC	Delaware

Avnet do Brasil LTDA	Brazil

Avnet Electronics Marketing (Australia) Pty Ltd	Australia

Avnet EM Holdings (Japan) Godon Kasha	Japan

Avnet EM Sp. z.o.o.	Poland

Avnet EMG AG	Switzerland

Avnet EMG Elektronische Bauelemente GmbH	Austria

Avnet EMG France S.A.	France

Avnet EMG GmbH	Germany

Avnet EMG Italy S.r.l.	Italy

Avnet EMG Ltd	United Kingdom

Avnet Erste Vermoegensverwaltungs GmbH & Co. KG	Germany

Avnet Europe Comm. VA	Belgium

Avnet Finance B.V.	Netherlands

Avnet France S.A.S.	France

Avnet Holding B.V.	Netherlands

Avnet Holding Europe BVBA	Belgium

Avnet Holding Germany GmbH	Germany

Avnet Holding South Africa (Pty) Limited	South Africa

Avnet Holdings (Australia) Pty. Limited	Australia

Avnet Holdings UK Limited	United Kingdom

Avnet Holdings, LLC	Delaware

Avnet Iberia S.A.	Spain

Avnet India Private Limited	India

Avnet International (Canada) Ltd.	Canada

Avnet International, LLC	Delaware

Avnet Italy Srl	Italy

Avnet Japan Co., Ltd.	Japan

Avnet Kopp (Pty) Limited	South Africa

Avnet Korea, Inc.	Korea, Republic of

Avnet Limited	Ireland

Avnet Logistics (Shenzhen) Ltd.	China

Avnet Logistics B.V.B.A.	Belgium

Avnet Logistics do Brasil Ltda.	Brazil

Avnet Logistics GmbH	Germany

Avnet Logistics Pte. Ltd.	Singapore

Avnet Malaysia Sdn Bhd	Malaysia

Avnet Nortec A/S	Denmark

Avnet Nortec AB	Sweden

Avnet Nortec AS	Norway

Avnet Nortec Oy	Finland

Avnet Pacific Pty Limited	Australia

Avnet Partner Solutions (Malaysia) Sdn. Bhd.	Malaysia

Avnet Partner Solutions Pte. Ltd.	Singapore

Avnet Partner Solutions, S. de R.L. de C.V.	Mexico

Avnet Philippines Pty Ltd., Inc.	Philippines

Avnet Receivables Corporation	Delaware

Avnet S.r.l.	Italy

Avnet s.r.o	Czech Republic

Avnet Solutions Pte. Ltd.	Singapore

Avnet Solutions Sdn. Bhd	Malaysia

Avnet Sp. z.o.o.	Poland

Avnet Sunrise Limited	Hong Kong

Avnet Technology (Thailand) Ltd.	Thailand

Avnet Technology Hong Kong Limited	Hong Kong

Avnet Technology Solutions (ASEAN) Pte. Ltd.	Singapore

Avnet Technology Solutions (China) Ltd	China

Avnet Technology Solutions (India) Private Limited	India

Avnet Technology Solutions (Singapore) Pte. Ltd.	Singapore

Avnet Technology Solutions (Thailand) Ltd.	Thailand

Avnet Technology Solutions (Tianjin) Ltd	China

Avnet Technology Solutions B.V.	Netherlands

Avnet Technology Solutions GmbH	Germany

Avnet Technology Solutions Handelsgesellschaft m.b.H.	Austria

Avnet Technology Solutions Kft	Hungary

Avnet Technology Solutions Ltd	United Kingdom

Avnet Technology Solutions s.r.l.	Italy

Avnet Technology Solutions S.R.L.	Romania

Avnet Technology Solutions s.r.o.	Slovakia

Avnet Technology Solutions Sanayi Ve Ticaret Anonim Sirketi	Turkey

Avnet Technology Solutions SAS	France

Avnet Verwaltungs GmbH	Germany

AVT Acquisition Corp.	Delaware

Azzurri Technology S.A.R.L.	France

Beijing Vanda Suntech Software Engineering Company Limited	China

Beijing Vanda Yunda IT Services Co., Ltd	China

BFI Vermoegensverwaltungs GmbH	Germany

BFI-IBEXSA International LLC	Delaware

Changchun Vanda Software Engineering Co., Ltd	China

Chinatronic Technology Limited	Hong Kong

Clarity Technology Limited	United Kingdom

Client Solutions Limited	Ireland

CM Satellite Systems, Inc.	New York

Deltron Electronics Ltd	England

Deltron Holdings Ltd	England

DEM Manufacturing Ltd	England

Dritte TENVA Property GmbH Nettetal	Germany

EBV Beteiligungs-Verwaltungs GmbH	Germany

EBV Elektronik ApS	Denmark

EBV Elektronik France SAS	France

EBV Elektronik GmbH & Co. KG	Germany

EBV Elektronik Kft	Hungary

EBV Elektronik Limited	Hong Kong

EBV Elektronik M	Russian Federation

EBV Elektronik OÜ	Estonia

EBV Elektronik S.r.l.	Italy

EBV Elektronik S.R.L.	Romania

EBV Elektronik s.r.o.	Slovakia

EBV Elektronik SAS	France

EBV Elektronik sp. z o.o.	Poland

EBV Elektronik Spain S.L.	Spain

EBV Elektronik spol. s r.o.	Czech Republic

EBV Elektronik Ticaret Limited Sirketi	Turkey

EBV Elektronik TOV	Ukraine

EBV Elektronik, Druzba Za Posredovanje D.O.O.	Slovenia

EBV Management GmbH	Germany

EBV Vermoegensverwaltungs GmbH	Germany

EBV-Elektronik GmbH	Austria

ECC Distribution Ltd	England

Electrolink (PTY) Ltd	South Africa

Electron House (Overseas) Limited	United Kingdom

Enlaces Computacionales, S. de R.L. de C.V.	Mexico

Erste TENVA Property GmbH Gruber Straße	Germany

Flint Distribution Holdings Limited	England and Wales

Flint Distribution Limited	England

Grundbesitzverwaltungsgesellschaft Berlin-Motzener Straße mbH	Germany

Hong Quang An Viet Net Solutions Joint Stock Company	Viet Nam

Horizon Enterprise Systems Limited	United Kingdom

Horizon Open Systems (NI) Limited	Northern Ireland

Horizon Open Systems Ltd.	Ireland

Horizon Technology Group Limited	Ireland

Innovative Electronics Components Group Ltd	England

Instituto de Educacion Avanzada, S. de R.L. de C.V.	Mexico

Interactive Technology Limited	Virgin Islands, British

Kent One Corporation	Delaware

Memec (Asia Pacific) Limited	Hong Kong

Memec Europe Limited	United Kingdom

Memec Group Holdings Limited	United Kingdom

Memec Group Limited	United Kingdom

Memec Holdings Limited	United Kingdom

Memec Pty Limited	Australia

Polar Ltd	England

Pride Well Limited	Virgin Islands, British

PT Avnet Datamation Solutions	Indonesia

SEC International Holding Company II, L.L.C.	New Hampshire

SEC International Holding Company, L.L.C.	New Hampshire

Société Civile Immobilière du 22 rue de Dames	France

Soluciones Mercantiles, S. de R.L. de C.V.	Mexico

Source Electronics Asia Limited	Hong Kong

Source Electronics (HK) Limited	Hong Kong

Sunrise Logistics (Shanghai) Limited	China

Telmil Electronics, Inc.	Delaware

Tenva Belgium Comm. VA	Belgium

Tenva Financial Management B.V.B.A.	Belgium

Thomas Kaubisch GmbH	Germany

Trident Microsystems Ltd	England

Vanda Computer & Equipment Company Limited	Hong Kong

Vanda Computer Service (Hong Kong) Company Limited	Hong Kong

Vanda Computer Service (Macau) Company Limited	Macao

Vanda Computer System Integration (Shanghai) Company Limited	China

Vanda Computer System Integration (Shenzhen) Co., Ltd	China

Vanda IT Solutions & Systems Management Limited	Virgin Islands, British

Vanda Software Engineering Company Limited	Hong Kong

Vandasoft Technology Holdings Limited	Virgin Islands, British

WBT Systems Limited	Ireland

WBT Systems, Inc.	Delaware

Wiseasia Computer Service (Macau) Company Limited	Macao

WiseAsia.com Limited	Hong Kong

YEL Electronics (China) Limited	Hong Kong

YEL Electronics (Shanghai) Limited	China

YEL Electronics (Shenzhen) Ltd	China

YEL Electronics Hong Kong Limited	Hong Kong

YEL Electronics Pte Ltd	Singapore

YEL Electronics Sdn Bhd	Malaysia

YEL Korea (HK) Limited	Hong Kong

ZWEITE TENVA Property GmbH Im Technologiepark	Germany